UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2015

STAPLES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

On February 4, 2015, Staples, Inc. (the “Company”) and Office Depot, Inc. (“Office Depot”) issued a joint press release announcing the execution of an Agreement and Plan of Merger, dated as of February 4, 2015, by and among the Company, Staples AMS, Inc. and Office Depot, pursuant to which the Company will acquire Office Depot (the “Merger”), on the terms and conditions contained therein.  A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 4, 2015, the Company will host a conference call to provide supplemental information regarding the Merger to analysts and investors at 8:00 a.m. ET. To access the conference call, dial 617-399-5130.  The passcode is 62894773.  To access the webcast, visit the Investor Relations section of Staples’ website at http://investor.staples.com.  A replay of the conference call is expected to be available online at http://investor.staples.com.  A copy of the investor presentation is attached hereto as Exhibit 99.2.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and Office Depot plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about the Company, Office Depot, the transaction and related matters.  Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by the Company and Office Depot through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from the Company by contacting the Company’s Investor Relations Department at 800-468-7751 or from Office Depot by contacting Office Depot’s Investor Relations Department at 561-438-7878.

The Company and Office Depot, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement.  Information regarding the Company’s directors and executive officers is contained in the Company’s proxy statement dated April 11, 2014, which is filed with the SEC.  Information regarding Office Depot’s directors and executive officers is contained in Office Depot’s proxy statement dated March 24, 2014, which is filed with the SEC.  To the extent holdings of securities by such directors or executive officers have changed since the amounts printed in the 2014 proxy statements, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement/Prospectus to be filed by Office Depot in connection with the transaction.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between the Company and Office Depot, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about the Company or Office Depot managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including:  the ability to consummate the transaction; the risk that Office Depot’s stockholders do not approve the Merger; the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; the risk that the financing required to fund the transaction is not obtained; the risk that the other conditions to the closing of the merger are not satisfied; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Merger; uncertainties as to the timing of the Merger; competitive responses to the proposed Merger; response by activist shareholders to the Merger; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; the ability to successfully integrate the Company’s and Office Depot’s operations and employees; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from the Merger; litigation relating to the Merger; the outcome of pending or potential litigation or governmental investigations; the inability to retain key personnel; any changes in general economic and/or industry specific conditions; and the other factors described in the Company’s Annual Report on Form 10-K for the year ended February 1, 2014 and Office Depot’s Annual Report on Form 10-K for the year ended December 28, 2013 and their most recent Quarterly Reports on Form 10-Q each filed with the SEC.  The Company and Office Depot disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.

Item 9.01     Financial Statements and Exhibits

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2015	Staples, Inc.

	By:	/s/ Ronald L. Sargent Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release, dated February 4, 2015

99.2	Investor Presentation, dated February 4, 2015